Exhibit 99.1


Corporate Headquarters                                     November 18, 2003
3406 West Main Street
Tupelo, MS 38801


Released by:      Ellen Kennedy
                  (662) 842-2834, Ext. 109


                             HANCOCK FABRICS REPORTS
                           THIRD QUARTER 2003 RESULTS

Hancock Fabrics, Inc. (NYSE symbol: HKF), today announced the unaudited results of its third fiscal quarter of 2003.

Sales in the 13 weeks ended November 2, 2003 decreased 0.2% to $112.7 million from $112.9 million in the same quarter of 2002. Net earnings were $4.2 million, or $.23 per diluted share, compared with $5.8 million, or $.31 per diluted share, in the third quarter a year ago. An after-tax gain of $440,000 on the sale of real estate in last year's third quarter, together with a lower LIFO credit this year, combined to negatively impact the earnings comparison with the prior year by $.03 per share.

Sales in the first 39 weeks of 2003 increased 2.2% to $316.4 million from $309.7 million in the same period of 2002. Net earnings were $9.9 million, or $.53 per diluted share, compared with $10.9 million, or $.58 per diluted share, in the first nine months of 2002. The real estate gain and LIFO negatively impacted the earnings comparison with the prior year by $.04 per share.

In commenting on the results, Larry G. Kirk, Chief Executive Officer, stated, "Gross margins improved from a year ago, but fixed expense percentages rose in the absence of sales leverage. Comparable store sales declined 0.5% in the third quarter following a 6.3% increase in the same quarter a year ago and increased 2.4% in the first 39 weeks of 2003 over a 7% gain the same period a year ago. In addition, supplemental advertising in the quarter was not productive, and we continue to incur duplicate costs as we transition to our new headquarters/distribution center over the next few months."

"While the slower sales can't be attributed to any single factor, the extended warm weather around the country has not helped the sale of fall and winter goods. In addition, several of our operating districts along the Atlantic coast are only now beginning to return to normal sales levels following Hurricane Isabel. We also experienced interruptions in some key notion products from a major supplier for a few weeks. Of greater significance is the generally weaker

                                                                   Exhibit 99.1


Hancock Fabrics, Inc.                                         Page 2
Press Release                                                 November 18, 2003


retailing environment that we are seeing. Our average sale is moderately higher, but traffic counts in the year-to-date are slightly below 2002," Kirk continued.

"Although sales trends in the fall quarter were below expectations, we feel good about our inventory position at this point in the year. Stock levels are receding from seasonal peaks, and cash flow is very positive. We expect to open 7-10 stores in the fourth quarter for a total of about 30 openings and 25 closings in the full year. Work on the expansion of our new distribution center and headquarters is progressing well, and we expect to complete the transition to the new facilities in mid-2004," Kirk concluded.

During the quarter, Hancock opened six stores and closed five. The Company currently operates 432 retail fabric stores in 42 states, supplies various independent wholesale customers and operates an internet store under its two domain names, www.hancockfabrics.com and www.homedecoratingaccents.com.

Hancock Fabrics, Inc. is a retail and wholesale merchant of fabric and related home sewing and decorating accessories.

Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from projections. These risks and uncertainties include, but are not limited to, general economic trends, changes in consumer demand or purchase patterns, delays or interruptions in the flow of merchandise between the Company's suppliers and/or its distribution center and its stores, a disruption in the Company's data processing services, costs and delays in acquiring or developing new store sites, and other contingencies discussed in the Company's Securities and Exchange Commission filings. Hancock undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

                                                                   Exhibit 99.1

Hancock Fabrics, Inc.                                         Page 3
Press Release                                                 November 18, 2003



                    COMPARATIVE FINANCIAL SUMMARY (unaudited)
                  (000's omitted, except for per share amounts)

                                        13 Weeks                    13 Weeks                   39 Weeks                39 Weeks
                                    November 2, 2003            November 3, 2002           November 2, 2003        November 3, 2002
                                    ----------------            ----------------           ----------------        ----------------

Sales                               $      112,699              $      112,933             $     316,438           $     309,663

Cost of Goods Sold
  After LIFO Effect                         55,274                      55,643                   154,505                 152,287
                                    ----------------            ----------------           ----------------        ----------------
  Gross Profit                              57,425                      57,290                   161,933                 157,376

Expenses:
  Selling, G&A                              49,022                      46,757                   141,386                 135,937
  Dep'n/Amort                                1,608                       1,373                     4,645                   4,048
                                    ----------------            ----------------           ----------------        ----------------
                                            50,630                      48,130                   146,031                 139,985
                                    ----------------            ----------------           ----------------        ----------------

Operating Income                             6,795                       9,160                    15,902                  17,391

Interest Expense                               189                         148                       463                     302
Interest Income                                 (9)                        (23)                      (43)                    (73)
                                    ----------------            ----------------           ----------------        ----------------
Earnings Before
  Income Taxes                               6,615                       9,035                    15,482                  17,162

Income Taxes                                 2,401                       3,279                     5,620                   6,230
                                    ----------------            ----------------           ----------------        ----------------
Net Earings                         $        4,214              $        5,756             $       9,862           $      10,932
                                    ================            ================           ================        ================
Earnings Per Share*

  Basic                             $         0.24              $         0.32             $        0.56           $        0.61
                                    ================            ================           ================        ================

  Diluted                           $         0.23              $         0.31             $        0.53           $        0.58
                                    ================            ================           ================        ================
Average Shares
  Outstanding (000's)

    Basic                                   17,673                      17,843                    17,659                  17,826

    Diluted                                 18,560                      18,773                    18,509                  18,877

LIFO Charge (Credit)
  Included in
  Cost of Goods Sold                $         (300)             $         (500)            $        (500)          $      (1,000)


*Per share amounts are based on the average shares outstanding during each quarter and may not add to the year-to-date amount.

                                                                   Exhibit 99.1

Hancock Fabrics, Inc.                                         Page 4
Press Release                                                 November 18, 2003


                           CONSOLIDATED BALANCE SHEET
                                 (in thousands)

                                                                     November 2,         November 3,
                                                                         2003               2002
                                                                -------------------  ------------------
ASSETS:
Current assets:
    Cash and cash equivalents                                   $             4,679  $           4,581
    Inventories                                                             151,895            149,409
    Other current assets                                                      3,987              3,837
                                                                -------------------  ------------------

       Total current assets                                                 160,561            157,827

Property and equipment, at depreciated cost                                  49,499             40,572
Pension payment in excess of required contribution                           16,660              4,404
Other assets                                                                 12,613             16,330
                                                                -------------------  ------------------

                                                                $           239,333  $         219,133
                                                                ===================  ==================


LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
    Accounts payable and other liabilities                      $            57,291  $          61,761
    Income taxes                                                              7,007              7,322
                                                                -------------------  ------------------

       Total current liabilities                                             64,298             69,083

Long-term debt obligations                                                   23,000              7,000
Postretirement benefits other than pensions                                  22,292             21,904
Other noncurrent liabilities                                                  5,419              6,153
Shareholders' equity                                                        124,324            114,993
                                                                -------------------  ------------------

                                                                $           239,333  $         219,133
                                                                ===================  ==================



Released at 4:00 P.M.
Tupelo, MS